 As filed with the Securities and Exchange Commission on November 17, 1999

                                                 Registration No. 333-90947

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                              AMENDMENT NO. 1

                                    TO

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        SHIRE PHARMACEUTICALS GROUP plc
             (Exact name of Registrant as specified in its charter)

       England and Wales               2834           Not Applicable
        (State or other          (Primary Standard   (I.R.S. Employer
        jurisdiction of             Industrial      Identification No.)
       incorporation or         Classification Code
         organization)                Number)

               East Anton                          William A. Nuerge
                Andover                           Shire Richwood Inc.
           Hampshire SP10 5RG                   7900 Tanners Gate Drive
                ENGLAND                         Florence, Kentucky 41042
           (44)1-264-333-455                         (606) 282-2100
   (Address, including zip code, and       (Name, address, including zip code,
           telephone number,                      and telephone number,
        including area code, of             including area code, of agent for
    Registrant's principal executive                    service)
                offices)

                                   Copies to:
         John P. Mitchell, Esq.                 Lawrence Lederman, Esq.
        Cahill Gordon & Reindel           Milbank, Tweed, Hadley & McCloy LLP
             80 Pine Street                     1 Chase Manhattan Plaza
        New York, New York 10005                New York, New York 10005
             (212) 701-3000                          (212) 530-5000

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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- --------------------------------------------------------------------------------

This Amendment No. 1 is being filed solely for the purpose of filing exhibits.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification Of Directors And Officers.

   Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Shire is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

   Pursuant to Paragraph 141 of the Articles of Association of Shire, every person who was or is a director, alternate director or secretary of Shire shall be indemnified out of the assets of Shire for all costs, charges, losses and liabilities incurred in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

   Under Section 310 of the Companies Act, Shire may not indemnify an officer against any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to Shire, except that, under Section 310(3) of the Companies Act, Shire is not prevented, inter alia, (a) from purchasing and maintaining for any such officer insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or he is acquitted, or in connection with any application in which relief is granted to him by the court in case of honest and reasonable conduct.

   Shire maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers.

Item 21. Exhibits and Financial Statements.

 (a) Exhibits

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
 ***2.1      Agreement and Plan of Merger by and among Shire Pharmaceuticals
             Group plc ("Shire"), Ruby Acquisition Sub Inc. and Roberts
             Pharmaceutical Corporation dated as of July 26, 1999 (attached as
             Annex A to the Prospectus-Proxy Statement included in this
             Registration Statement)
   *3.1      Memorandum and Articles of Association of Shire
   *4.1      Form of Deposit Agreement among Shire, Morgan Guaranty Trust
             Company of New York and Holders from time to time of Shire's ADSs
   *4.2      Form of Ordinary Share certificate
   *4.3      Form of ADR certificate (included within Exhibit 4.1)
    5.1      Opinion of Slaughter and May as to certain Shire related matters
    8.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding United
             States tax consequences of the merger
 *+10.1      Supply Agreement between Shire and Arenol Corporation dated
             January 1, 1996
 *+10.2      License Agreement between Shire and Nycomed Pharma AS dated
             January 14, 1987, as amended
  *10.3      License Agreement between Shire and Nycomed Pharma AS dated May
             25, 1992
 *+10.4      Agreement by and between Shire and Nycomed Pharma AS dated
             September 27, 1993
 *+10.5      Trademark License Agreement between Shire and Nycomed Pharma AS dated October 23, 1995
 *+10.6      License Agreement between Shire and Novartis Pharma A.G. dated as of August 31, 1995

 Exhibit No. Description
 ----------- -----------
  *+10.7     Agreement between Shire and MacFarlan Smith Limited dated June 16,
             1997
  *+10.8     Extraction Agreement between Shire and MacFarlan Smith Limited dated June 16, 1997
  *+10.9     License Agreement between Shire and Johnson Matthey plc dated
             February 2, 1996
  *+10.10    License Agreement between Shire, Johnson Matthey plc and Anormed
             Inc. dated as of December 15, 1997
  *+10.11    License Agreement between Shire and Johnson Matthey plc dated
             December 15, 1997
  *+10.12    License Agreement between Shire and Synaptech Inc. dated November
             30, 1995
  *+10.13    Agreement between Shire and Janssen Pharmaceutica N.V. dated
             November 30, 1995
  *+10.14    Global Co-Development, Know-how and Supply Agreement between Shire and Janssen Pharmaceutica N.V. dated November 30, 1995
  *+10.15    Patent License Agreement between Shire and Ernir Snorrason dated
             March 31, 1992, as amended
  *+10.16    Pharmaceutical Formulation License Agreement between Shire and
             Hyal Pharmaceutical Corporation dated as of March 1, 1995
  *+10.17    Sale and Assignment Agreement between Athena Neurosciences, Inc.,
             Elan, SLI and Shire dated December 23, 1997
  *+10.18    Development and License Agreement between Shire and NeuroSearch
             A/S dated February 5, 1998
   *10.19    Agreement and Plan of Merger among Shire and Pharmavene, Inc.
             dated as of February 24, 1997
   *10.20    Agreement and Plan of Merger among Shire and Richwood
             Pharmaceutical Company, Inc. dated as of August 1, 1997
   *10.21    SHL Scheme
   *10.22    SPC Scheme
   *10.23    Executive Scheme
   *10.24    Sharesave Scheme
   *10.25    Employee Stock Purchase Plan
    10.26    Asset Purchase Agreement among Shire, Shire Supplies U.S. LLC,
             Arenol Corporation, Richard Vorisek and Robert Jaeder dated as of
             March 5, 1999
  ++10.27    Amendment Agreement to Global Co-Development, Know-How and Supply
             Agreement between Shire and Janssen Pharmaceutica N.V. dated July
             22, 1999
  **10.28    Option Agreement by and between Roberts Pharmaceutical Corporation and Shire dated as of July 26, 1999
    10.29    Share Purchase Agreement among Fuisz International Limited, Fuisz
             Technologies Ltd. and Shire Holdings Europe Limited dated October
             22, 1999.

    10.30    Amended and Restated Credit Agreement by and among Shire
             Pharmaceutical Group plc, as guarantor, Shire Partners, Shire
             Laboratories Inc., Shire Richwood Inc., Shire Supplies U.S. LLC
             and Roberts Pharmaceutical Corporation, as borrowers, various financial institutions, as lenders and DLJ Capital Funding, Inc., as syndication agent and administrative agent
 ***21.1     List of subsidiaries
 ***23.1     Consent of Arthur Andersen Chartered Accountants
 ***23.2     Consent of Ernst & Young LLP
 ***23.3     Consent of PricewaterhouseCoopers LLP
 ***23.4     Consent of Ernst & Young LLP
 ***23.5     Consent of PricewaterhouseCoopers LLP
    23.6     Consent of Slaughter and May (included in Exhibit 5.1)
    23.7     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
             Exhibit 8.1)

 Exhibit No. Description
 ----------- -----------
 ***24.1     Power of Attorney as set forth on the signature page of this
             Registration Statement.
    99.1     Opinion of PaineWebber Incorporated (attached as Annex B to the
             Prospectus-Proxy Statement included in this Registration
             Statement)
    99.2     Opinion of Bear, Stearns & Co. Inc. (attached as Annex C to the
             Prospectus-Proxy Statement included in this Registration
             Statement)
 ***99.3     Consent of Ronald M. Nordmann
 ***99.4     Consent of Joseph E. Smith
 ***99.5     Consent of Zola P. Horovitz, Ph.D.
 ***99.6     Consent of John T. Spitznagel
    99.7     Consent of Robert A. Vukovich, Ph.D.

- --------
* Incorporated by reference to the exhibits to Shire's Registration Statement on Form F-1 (No. 333-8394).

** Incorporated by reference to Shire's Form 6-K filed on July 26, 1999.

***  Previously filed.

+ Portions of this document, for which Shire has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

++ Subject of a confidentiality treatment request. Certain portions have been omitted which have been filed separately with the Securities and Exchange Commission.

Item 22. Undertakings.

   A. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     4. To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     5. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     7. That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject of Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     8. To (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     9. To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, England, on, November 16, 1999.

                                          Shire Pharmaceuticals Group plc

                                                         *
                                          By: _________________________________

                                                    Stephen Stamp

                                                Group Finance Director

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                            Title                    Date
              ---------                            -----                    ----

                  *                    Chief Executive                November 16, 1999
 ____________________________________   (Principal executive
             Rolf Stahel                officer)


                  *                    Non-executive Chairman         November 16, 1999
 ____________________________________
      Dr. James Henry Cavanaugh


                  *                    Group Finance Director         November 16, 1999
 ____________________________________   (Principal financial
        Stephen Anthony Stamp           officer and principal
                                        accounting officer)


                  *                    Director                       November 16, 1999
 ____________________________________
          Dr. Wilson Totten


                  *                    Director                       November 16, 1999
 ____________________________________
         Dr. Barry John Price


                  *                    Director                       November 16, 1999
 ____________________________________
         Dr. Bernard Canavan


                  *                    Authorized Representative in   November 16, 1999
 ____________________________________   the U.S.
        William Alfred Nuerge


       /s/ Stephen Anthony Stamp
*By: _________________________________
        Stephen Anthony Stamp
         as Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
 ***2.1      Agreement and Plan of Merger by and among Shire Pharmaceuticals
             Group plc ("Shire"), Ruby Acquisition Sub Inc. and Roberts
             Pharmaceutical Corporation dated as of July 26, 1999 (attached as
             Annex A to the Prospectus-Proxy Statement included in this
             Registration Statement)
   *3.1      Memorandum and Articles of Association of Shire
   *4.1      Form of Deposit Agreement among Shire, Morgan Guaranty Trust
             Company of New York and Holders from time to time of Shire's ADSs
   *4.2      Form of Ordinary Share certificate
   *4.3      Form of ADR certificate (included within Exhibit 4.1)
    5.1      Opinion of Slaughter and May as to certain Shire related matters
    8.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding United
             States tax consequences of the merger
 *+10.1      Supply Agreement between Shire and Arenol Corporation dated
             January 1, 1996
 *+10.2      License Agreement between Shire and Nycomed Pharma AS dated
             January 14, 1987, as amended
  *10.3      License Agreement between Shire and Nycomed Pharma AS dated May
             25, 1992
 *+10.4      Agreement by and between Shire and Nycomed Pharma AS dated
             September 27, 1993
 *+10.5      Trademark License Agreement between Shire and Nycomed Pharma AS dated October 23, 1995
 *+10.6      License Agreement between Shire and Novartis Pharma A.G. dated as of August 31, 1995
 *+10.7      Agreement between Shire and MacFarlan Smith Limited dated June 16,
             1997
 *+10.8      Extraction Agreement between Shire and MacFarlan Smith Limited dated June 16, 1997
 *+10.9      License Agreement between Shire and Johnson Matthey plc dated
             February 2, 1996
 *+10.10     License Agreement between Shire, Johnson Matthey plc and Anormed
             Inc. dated as of December 15, 1997
 *+10.11     License Agreement between Shire and Johnson Matthey plc dated
             December 15, 1997
 *+10.12     License Agreement between Shire and Synaptech Inc. dated November
             30, 1995
 *+10.13     Agreement between Shire and Janssen Pharmaceutica N.V. dated
             November 30, 1995
 *+10.14     Global Co-Development, Know-how and Supply Agreement between Shire and Janssen Pharmaceutica N.V. dated November 30, 1995
 *+10.15     Patent License Agreement between Shire and Ernir Snorrason dated
             March 31, 1992, as amended
 *+10.16     Pharmaceutical Formulation License Agreement between Shire and
             Hyal Pharmaceutical Corporation dated as of March 1, 1995
 *+10.17     Sale and Assignment Agreement between Athena Neurosciences, Inc.,
             Elan, SLI and Shire dated December 23, 1997
 *+10.18     Development and License Agreement between Shire and NeuroSearch
             A/S dated February 5, 1998
  *10.19     Agreement and Plan of Merger among Shire and Pharmavene, Inc.
             dated as of February 24, 1997
  *10.20     Agreement and Plan of Merger among Shire and Richwood
             Pharmaceutical Company, Inc. dated as of August 1, 1997
  *10.21     SHL Scheme
  *10.22     SPC Scheme
  *10.23     Executive Scheme
  *10.24     Sharesave Scheme

 Exhibit No. Description
 ----------- -----------
   *10.25    Employee Stock Purchase Plan
    10.26    Asset Purchase Agreement among Shire, Shire Supplies U.S. LLC,
             Arenol Corporation, Richard Vorisek and Robert Jaeder dated as of
             March 5, 1999
  ++10.27    Amendment Agreement to Global Co-Development, Know-How and Supply
             Agreement between Shire and Janssen Pharmaceutica N.V. dated July
             22, 1999
  **10.28    Option Agreement by and between Roberts Pharmaceutical Corporation and Shire dated as of July 26, 1999
    10.29    Share Purchase Agreement among Fuisz International Limited, Fuisz
             Technologies Ltd. and Shire Holdings Europe Limited dated October
             22, 1999.
    10.30    Amended and Restated Credit Agreement by and among Shire
             Pharmaceutical Group plc, as guarantor, Shire Partners, Shire
             Laboratories Inc., Shire Richwood Inc., Shire Supplies U.S. LLC
             and Roberts Pharmaceutical Corporation, as borrowers, various financial institutions, as lenders and DLJ Capital Funding, Inc., as syndication agent and administrative agent.
 ***21.1     List of subsidiaries
 ***23.1     Consent of Arthur Andersen Chartered Accountants
 ***23.2     Consent of Ernst & Young LLP
 ***23.3     Consent of PricewaterhouseCoopers LLP
 ***23.4     Consent of Ernst & Young LLP
 ***23.5     Consent of PricewaterhouseCoopers LLP
    23.6     Consent of Slaughter and May (included in Exhibit 5.1)
    23.7     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
             Exhibit 8.1)
 ***24.1     Power of Attorney as set forth on the signature page of this
             Registration Statement.
    99.1     Opinion of PaineWebber Incorporated (attached as Annex B to the
             Prospectus-Proxy Statement included in this Registration
             Statement)
    99.2     Opinion of Bear, Stearns & Co. Inc. (attached as Annex C to the
             Prospectus-Proxy Statement included in this Registration
             Statement)
 ***99.3     Consent of Ronald M. Nordmann
 ***99.4     Consent of Joseph E. Smith
 ***99.5     Consent of Zola P. Horovitz, Ph.D.
 ***99.6     Consent of John T. Spitznagel
    99.7     Consent of Robert A. Vukovich, Ph.D.

- --------
* Incorporated by reference to the exhibits to Shire's Registration Statement on Form F-1 (No. 333-8394).

** Incorporated by reference to Shire's Form 6-K filed on July 26, 1999.

***  Previously filed.

+ Portions of this document, for which Shire has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

++ Subject of a confidentiality treatment request. Certain portions have been omitted which have been filed separately with the Securities and Exchange Commission.